Exhibit 31.3

CHIEF EXECUTIVE OFFICER CERTIFICATE

I, Alexander Macrae, certify that:

1.	I have reviewed this amendment no. 1 to the annual report on Form 10-K of Sangamo Therapeutics, Inc. (the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 24, 2018

/s/ Alexander Macrae
Alexander Macrae
President, Chief Executive Officer and Director
(Principal Executive Officer)